Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of this 6th day of May, 2010, by and among AeroGrow International, Inc., whose address is 6075 Longbow Drive, # 200, Boulder, CO  80301 (“Borrower”) and [Placement Agent], as Collateral Agent (the “Collateral Agent” or the “Secured Party”).

For and in consideration of the promises, covenants and agreements herein set forth, the parties hereto agree as follows:

1.   Debt.  Borrower has incurred an indebtedness to certain lenders (each a “Lender” and together the “Lenders”).  To evidence the indebtedness, Borrower has executed and delivered to the Lenders 8% Convertible Secured Promissory Notes in the aggregate original principal amount of up to Eight Million Four Hundred Thousand Dollars ($8,400,000) (each a “Note” and collectively the “Notes”), payable to the order of the respective Lender, providing for payments of principal and interest and maturity as provided for therein, and containing provisions for payment of attorneys’ fees and acceleration of maturity in the event of default, as therein set forth.  The Notes, this Security Agreement, and a Collateral Agent Agreement executed by the Lenders and the Collateral Agent (the “Collateral Agent Agreement”) and all other documents or agreements given in connection therewith are hereafter collectively referred to as the “Loan Documents.”

2.   Collateral.  Borrower hereby grants the Secured Party security interest in the property described on Schedule 1 attached hereto and incorporated herein by reference together with all similar property now owned or hereafter acquired, additions, substitutions, replacements, proceeds and products thereof, wherever located.  All items in which a security interest is granted hereby are referred to as the “Collateral.” The rights of Secured Party with respect to Borrower and the Collateral as set forth herein and in any related agreement shall be subject in all respects to the rights of the Senior Lenders, as hereinbelow defined, under the documents comprising the Senior Loans including, without limitation, the Subordination and Intercreditor Agreement among the Collateral Agent, Borrower and FCC, LLC, d/b/a First Capital.

3.   Indebtedness Secured.  The security interest granted hereby is to secure payment of the following (the “Indebtedness”):

(a)    The amounts due under the Notes, together with interest, fees and other charged provided for therein;

(b)    All future advances which any Lender may, at its option and for any purpose, make to Borrower, together with interest thereon;

(c)    All sums which the Secured Party and/or any Lender may, at its option, expend or advance for the maintenance, preservation and protection of the Collateral, including without limitation, payment of taxes, levies, assessments, insurance premiums and discharge of liens, together with interest thereon, or in any other property given as security for payment of the Indebtedness;

(d)    All expenses, including reasonable attorneys’ fees, which any Lender or the Secured Party incurs in connection with collection of any or all Indebtedness secured hereby or in enforcement or protection of its rights hereunder, or any other instrument given as security for a Note, or in changes in form of such Indebtedness which may be made from time to time by agreement between Borrower and a Lender or the Secured Party, together with interest thereon; and

(e)    All other present or future, direct or indirect, absolute or contingent, liabilities, obligations and indebtedness of Borrower to Lenders pursuant to the Loan Documents, and all further renewals, extensions, modifications, and restatements of the foregoing, whether or not the Borrower executes any extension agreement or renewal instruments.

4.   Warranties and Covenants of Borrower.  Borrower expressly warrants and covenants and agrees that:

(a)    The Borrower and each of its subsidiaries are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  Each of the Borrower and its subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

(b)    The Borrower has the requisite corporate power and authority to enter into and perform this Agreement and the Note, (ii) the execution and delivery of this Agreement and the Notes by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Borrower’s Board of Directors and no further consent or authorization is required by the Borrower, its Board of Directors or its stockholders, (iii) this Agreement and the Notes have been duly executed and delivered by the Borrower, (iv) this Agreement and the Notes constitute the valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)    Except for the security interests held by FCC, LLC, d/b/a First Capital and First National Bank (together with any other lender refinancing all or any of the indebtedness of Borrower to any of the foregoing, the “Senior Lenders” and “Senior Liens”) given to secure Borrower’s indebtedness to the Senior Lenders (together with any refinancing of any of the foregoing, the “Senior Loans”), which during the term hereof may be replaced by substitute senior lenders, and except for the interests and liens of equipment lessors on leased equipment, Borrower is and will continue to be the owner of the Collateral free from any lien, security interest or encumbrance; Borrower will defend the Collateral against all claims and demands of all other persons at anytime claiming the same or any interest therein; and Borrower will not sell the Collateral (except in the ordinary course of business) without the prior written consent of the Secured Party;

(d)    Except for the Senior Liens, no effective financing statement covering any of the Collateral or any proceeds thereof is on file in any public office, and Borrower will not (except as provided herein) execute any financing statement affecting the Collateral or any assets of any of the Borrower’s wholly-owned or partially-owned subsidiaries during the term of this Security Agreement without the prior consent of the Secured Party;

(e)    The execution, delivery and performance of this Agreement and the Notes by the Borrower will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Borrower or its by-laws or (ii) except as set forth herein, conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Borrower or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Borrower or any of its subsidiaries or by which any property or asset of the Borrower or any of its subsidiaries is bound or affected. Notwithstanding the foregoing, the execution and delivery of this Agreement may constitute an event of default under the Borrower’s agreements with its Senior Lenders, which will be required to consent to this Agreement.

(f)    To its knowledge, and except as disclosed in the Borrower’s reports filed with the Securities and Exchange Commission (“SEC Documents”) or otherwise disclosed in its Confidential  Private Placement Memorandum dated as of March 15, 2010 (the “PPM”) (collectively the “Disclosure Documents”), neither the Borrower nor any of its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Borrower or its subsidiaries.

(g)    The business of the Borrower and of each of its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.

(h)    Borrower will pay the Indebtedness to Lenders as the same becomes due and payable;

(i)    Borrower will from time to time as required by Secured Party authorize the filing of one or more financing statements pursuant to the Uniform Commercial Code of Colorado (and any assignments, extensions or modifications thereof) in form satisfactory to Secured Party;

(j)    Borrower will pay all costs of filing any financing, continuation, assignment or termination statements with respect to the security interest created by this Security Agreement and hereby appoints Secured Party its attorney-in-fact to do, at Secured Party’s option and at Borrower’s expense, all acts and things which Secured Party may deem necessary to perfect and continue perfected the security interest created by this Security Agreement;

(k)    Without the prior written consent of Secured Party, except for liens and interests granted and existing on the date hereof (and liens and interests created in substitution of such interests), Borrower will not (i) voluntarily or involuntarily encumber, or agree to encumber any portion of the Collateral (including the replacement of such Collateral in the ordinary course of business), or (ii) borrow, or cause or permit any of its subsidiaries to borrow, money from any person or entity (except for credit facilities existing on the date hereof or undertaken in substitution of those facilities), except the Borrower for which each subsidiary posts collateral with a fair market value greater than the amount of the borrowings, or (iii) cause or permit any of its subsidiaries to encumber any of such subsidiary’s assets for any purpose except for loans such subsidiary receives from the Borrower; or (iv) cause or permit any of its subsidiaries to issue any shares of its capital stock or debt securities to any person; and in the event Secured Party grants written consent for the establishment of another security interest in the Collateral or any assets of any subsidiary, and with respect to the security agreements of record, Borrower will perform (and will cause each subsidiary to perform) its obligations under those security agreements;

(l)    Borrower will pay as they become due all taxes or other liens or claims which may become a charge against the Collateral;

(m)    Borrower will insure the Collateral with companies and in amounts acceptable to Secured Party, such amount being the full replacement value of the Collateral or the maximum amount the insurer will permit, against risks of theft, vandalism, fire and such other risks as are normally insured against, including standard extended coverage.  All insurance policies shall be written for the benefit of Borrower and Secured Party as their interests may appear, and the Secured Party shall be named as loss payee on an endorsement to all insurance policies.  All policies, endorsements and certificates evidencing the same shall be furnished to Secured Party.  All insurance policies shall provide for at least 10 days’ prior written notice of cancellation to Secured Party;

(n)    Borrower will maintain the Collateral in good condition and repair, and Secured Party may examine and inspect the Collateral at any reasonable time and wherever located;

(o)    Intentionally omitted;

(p)    Borrower will indemnify and hold the Secured Party harmless from any and all loss, damage, injury or other casualty to persons or property caused or occasioned by the maintenance, operation and use of the Collateral by Borrower, its agents, invitees or employees;

(q)    Borrower will from time to time supply Secured Party with a current list specifying the Collateral at the request of Secured Party;

(r)    With respect to any Collateral to be purchased with monies advanced by Secured Party to Borrower, this Security Agreement creates a purchase money security interest;

(s)    Borrower will execute and deliver such other and further instruments and will do such other and further acts as in the opinion of the Secured Party may be necessary or desirable to carry out more effectually the purposes of this instrument, including, without limiting the generality of the foregoing:

(i)    prompt correction of any defect which may hereafter be discovered in the title to the Collateral or in the execution and acknowledgment of this Agreement, the Note, or the Loan Documents; and

(ii)    prompt execution and delivery of all other documents or instruments which in the opinion of the Secured Party are needed to transfer effectually the Collateral or the proceeds or the Collateral to the Secured Party.

(t)    Except as disclosed in the Disclosure Documents, there is no pending or threatened litigation, claim for infringement, proceeding or investigation by any governmental authority or any other person known to Borrower against or otherwise affecting Borrower or any of its assets or its officers, partners, directors or agents in their capacities as such, nor does the Borrower know of any ground for any such litigation, infringement claims, proceedings or investigations;

(u)    Except as disclosed in the Disclosure Documents, no contract or organizational document prohibits any term or condition of the security agreement;

(v)    Except as disclosed in the Disclosure Documents, the execution and delivery of this Security Agreement and the Notes will not violate any law or agreement governing the Borrower or to which the Borrower is a party;

(w)    All information and statements furnished in connection with the Notes, this Security Agreement and the Loan Documents are true and correct in all material respects, and contain no false or misleading statements;

(x)    Borrower acknowledges that Lenders have entered or will enter into a Collateral Agent Agreement pursuant to which Lenders appoint [Placement Agent] as agent to act on their behalves.  A copy of the Collateral Agent Agreement has been provided to Borrower.  Borrower accepts the Collateral Agent’s authority to act on behalf of the Lenders, as defined in the Collateral Agent Agreement,  in accordance with the Collateral Agent Agreement; and

(y)    Borrower will not take any action that has the effect of favoring one Lender over any other Lender.  Without limitation, Borrower will not make any payment under the Notes or amend or modify its obligations under the Notes except on a pro rata basis with respect to all Lenders.

5.   Secured Party’s Right to Discharge.  To the extent that such action does not conflict with the provisions of the Collateral Agent Agreement, at their option, Secured Party may discharge taxes, liens, assessments, security interest or other encumbrances at any time levied or placed on the Collateral, may pay for premiums for insurance on the Collateral, costs of maintenance or preservation of the Collateral, and any other charges or expenses or perform any obligation imposed upon Borrower hereunder.  Borrower agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party, pursuant to the foregoing authorization.  Until reimbursed, the amounts so advanced or expenses incurred shall be part of the Indebtedness to the Note, with interest thereon at the default rate specified in the Note.

6.   Possession of Collateral.  Until default, Borrower may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement and not inconsistent with any policy of insurance thereon, but upon default Secured Party shall have the immediate right to possession and use of the Collateral, subject to the rights of the Senior Lenders.

7.       Events of Default.  Any one of the following shall constitute a default for purposes of this Security Agreement:

(a)    Borrower defaults in the payment of any principal or interest on the Note for more than three (3) business days after the same becomes due and payable, whether at the date fixed for payment or by declaration or otherwise; or

(b)    Borrower defaults in the performance of or compliance with any term contained in the loan documents, or any of the documents comprising the Senior Loans or Senior Liens; or

(c)    Borrower (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(d)    a court or governmental authority of competent jurisdiction enters an order appointing, without consent by Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to either Borrower or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Borrower, or any such petition shall be filed against Borrower.

In the event of default, the Secured Party, at its option, may declare the entire unpaid principal of and the interest accrued on the Indebtedness secured hereby to be forthwith due and payable, without any notice or demand of any kind, both of which are hereby expressly waived.

8.   Remedies of the Secured Party in Event of Default.  Subject to the terms of the Collateral Agent Agreement and the rights of the Senior Lenders and the  holders of the Borrower’s other secured debt that ranks pari passu with the Notes, Borrower agrees that upon the occurrence of any default set forth above, the full amount remaining unpaid on the Indebtedness secured hereby shall, at the option of Secured Party and without notice, be and become due and payable forthwith, and Secured Party shall then have the rights, options, duties and remedies of Secured Party under, and the Borrower shall have the rights and duties of a debtor under, the Uniform Commercial Code of Colorado, including without limitation the right in Secured Party to take possession of the Collateral and of anything found therein, and the right without legal process to enter any premises where the Collateral may be found.  Borrower further agrees in any such case to assemble the Collateral and make it available to Secured Party as directed by Secured Party.  Secured Party shall have the right and power to sell, at one or more sales, as an entirety or in parcels, in public or private sales as they may elect, the Collateral, or any of it, at such place or places and otherwise in such manner and upon such notice as the Secured Party may deem appropriate, in its sole discretion, and to make conveyance to the purchaser or purchasers; and the Borrower shall warrant title to the Collateral to such purchaser or purchasers, subject to the interests of the Senior Lenders.  If the Collateral is to be sold in a public sale, the Secured Party may postpone the sale of all or any portion of the Collateral by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at time of sale fixed by the preceding postponement.  The right of sale hereunder shall not be exhausted by one or any sale, and the Secured Party may make other and successive sales until all of the Collateral is sold.  It shall not be necessary for the Secured Party to be physically present at any such sale, or to have constructively in their possession, any or all of the personal property covered by this Security Agreement, and the Borrower shall deliver all of such personal property to the purchaser at such sale on the date of sale, and if it should be impossible or impractical to take actual delivery of such property, then the title and the right of possession to such property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

(a)           Judicial Proceedings.  Upon occurrence of an event of default, the Secured Party in lieu of or in addition to exercising the power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or of the sale of the Collateral, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder of the sale of the Collateral, or for the enforcement of any other appropriate legal or equitable remedy.

(b)           Certain Aspects of a Sale.  The Secured Party shall have the right to become the purchaser at any sale held by it or by any court, receiver or public officer, and the Secured Party shall have the right to credit upon the amount of the bid made therefor, the amount payable out of the net proceeds of such sale to them.  Recitals contained in any covenant made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, non-payment of the unpaid principal sum of, and the interest accrued on, the Indebtedness after the same has become due and payable, and advertisement and conduct of such sale in the manner provided herein.

(c)           Receipt to Purchaser.  Upon any sale, whether made under the power of sale herein granted and conferred or by judicial proceedings, the receipt of the Secured Party, or of the officer making sale under judicial proceedings, shall be sufficient to discharge the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Secured Party or of such officer therefor, be obligated to see the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

(d)           Effect of Sale.  Any sale or sales of the Collateral, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Borrower of, in and to the property sold, and shall be a perpetual bar, both at law and in equity, against the Borrower, Borrower’s successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Borrower or Borrower’s successors or assigns; nevertheless, the Borrower, if so requested by the Secured Party, shall join in the execution and delivery of all property conveyances, assignments and transfers of the properties so sold.

(e)           Application of Proceeds.  The proceeds of any sale of the Collateral or any part thereof, whether under and conferred or by virtue of judicial proceedings, shall be applied as follows:

(i)    To the payment of all expenses incurred by the Secured Party in any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees and attorneys’ fees;

(ii)    To the payment of the Indebtedness with interest to the date of such payment; and

(iii)    Any surplus thereafter remaining shall be paid to the Borrower or Borrower’s successors or assigns, as their interests shall appear.

(f)           Borrower’s Waiver of Appraisement, Marshaling, Etc., Rights.  The Borrower agrees, to the full extent that the Borrower may lawfully so agree, that the Borrower will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Agreement or the sale of the Collateral or the possession thereof by any purchaser at any sale made pursuant to any provision hereof; and the Borrower, for Borrower and all who may claim through or under Borrower now or hereafter, hereby waives the benefit of all such laws.  The Borrower, for the Borrower and all who may claim through or under Borrower, waives any and all right to have the Collateral marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Secured Party or any court having jurisdiction to foreclose such lien may sell the Collateral as an entirety.

(g)           Costs and Expenses.  All costs and expenses for retaking, holding, storing, preparing for sale, selling and documenting such transactions (including attorneys’ fees) incurred by the Secured Party in protecting and enforcing its rights hereunder, shall constitute a demand obligation owing by the Borrower to the Secured Party at the effective rate of interest of the Note, all of which shall constitute a portion of the Indebtedness.

(h)           Operation of Collateral by the Secured Party.  Upon the occurrence of an event of default and in addition to all other rights herein conferred on the Secured Party, the Secured Party (or any person, firm or corporation designated by the Secured Party) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Collateral, and to exclude the Borrower, and the Borrower’s agents or servants, wholly therefrom and to hold, use, administer, manage and operate the same to the extent that the Borrower shall be at the time entitled and in its place.  The Secured Party, or any person, firm or corporation designated by it, shall have the right to collect, receive and receipt for all payments with respect to the Collateral or the goods, services produced and sold from the Collateral, and to exercise every power, right and privilege of the Borrower with respect to the Collateral, subject in each instance to the rights of the Senior Lenders.

9.   Notification.  Any requirement of the Uniform Commercial Code of reasonable notification of the time and place of any public sale, or the time after which any private sale or other disposition is to be made, shall be met by mailing to the Borrower at the address shown at the beginning of this Agreement, at least ten (10) days’ prior notice of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made.  Borrower shall be and remain liable for any deficiency remaining after applying the proceeds of disposition of the Collateral as provided in this Security Agreement.

10.   No Waiver.  The making of this Security Agreement shall not waive or impair any other security Secured Party may have or hereafter acquire for the payment of the Indebtedness, nor shall the taking of any such additional security waive or impair this Security Agreement; but Secured Party may resort to any security they may have in the order it may deem proper, and Secured Party shall retain their rights to set-off against Borrower, notwithstanding any rights to the Collateral hereunder.

11.    Advances by the Secured Party.  Each and every covenant herein contained shall be performed and kept by the Borrower solely at the Borrower’s expense.  If the Borrower shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, the Secured Party, or any receiver appointed hereunder, may, but shall not be obligated to, make advances to perform the same on the Borrower’s behalf, and the Borrower hereby agrees to repay such sums upon demand plus interest as a part of the Indebtedness.  No such advance shall be deemed to relieve the Borrower from any default hereunder.

12.    Defense of Claims.  The Borrower will notify the Secured Party in writing, promptly of the commencement of any legal proceedings affecting the lien hereof or the Collateral or any part thereof, and will take such action, employing attorneys acceptable to the Secured Party or, as may be necessary to preserve the Borrower’s and the Secured Party’s rights affected thereby; and should the Borrower fail or refuse to take any such action, the Secured Party may, upon giving prior written notice thereof to the Borrower, take such action on behalf and in the name of the Borrower and at the Borrower’s expense.  The Secured Party may also take such independent action in connection therewith as it may, in its discretion, deem proper, the Borrower hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest, will, on demand, be reimbursed to the Secured Party, or any receiver appointed hereunder, and shall become part of the Indebtedness.

13.    Payment of the Indebtedness.  If the Indebtedness shall be fully paid and the covenants herein contained shall be performed, the entire right, title and interest of the Secured Party shall thereupon cease; and the Secured Party in such case shall, upon the request of the Borrower and at the Borrower’s cost and expense, deliver to the Borrower proper instruments acknowledging satisfaction of this Security Agreement.

14.    Renewals, Amendments and Other Security.  Renewals and extensions of the Indebtedness may be given at any time and amendments may be made to agreements relating to any part of the Indebtedness without notice to or consent of the Borrower.  The Secured Party may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conveyed by this Security Agreement, which shall continue as a lien upon the Collateral not expressly released until the Indebtedness secured hereby is fully paid.

15.    Release.  No release from the lien of this Security Agreement or any part of the Collateral by Secured Party shall in any way alter, vary, or diminish the force, effect or lien of this Security Agreement on the balance of the Collateral.

16.    Subrogation.  This Security Agreement is made with full substitution and subrogation of Secured Party in and to all covenants and warranties by another heretofore given or made in respect of the Collateral or any part thereof.

17.        Collateral Agent Agreement.  To the extent that any terms of this agreement conflict with terms of the Collateral Agent Agreement, the terms of the Collateral Agent Agreement shall control.

18.    Governing Law.  This Security Agreement shall be governed by the laws of the State of Colorado.

19.    Instrument and Assignment, Etc.  This Security Agreement shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, financing statement, real estate mortgage or security agreement, and from time to time as any one or more thereof.

20.    Limitation on Interest.  No provision of this Security Agreement or of the Indebtedness shall require the payment or permit the collection of interest in excess of the maximum permitted by law or which is otherwise contrary to law.  If any excess of interest in such respect is herein or in the Indebtedness provided for, or shall be adjudicated to be so provided for herein or in the Indebtedness, the Borrower shall not be obligated to pay such excess.

21.    Unenforceable or Inapplicable Provisions.  If any provision hereof or of the Indebtedness is invalid or unenforceable in any jurisdiction, or with respect to any person or property, the other provisions hereof or of the Indebtedness in such jurisdiction and the application thereof to any other person or property, shall remain in full force and effect, and the remaining provisions hereof shall be liberally construed in favor of the Secured Party in order to effectuate the provisions thereof.  The invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

22.    Rights Cumulative.  Each and every right, power and remedy herein given to the Secured Party shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Secured Party, and the exercise, or the beginning of the exercise, or any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by the Secured Party in the exercise of any right, power or remedy shall impair any such right, power or remedy then or thereafter existing.

23.    Waiver by the Secured Party.  Any and all covenants in this Security Agreement may from time to time by instrument in writing signed by the Secured Party be waived to such extent and in such manner as the Secured Party may desire, but no such waiver shall ever affect or impair the Secured Party’s rights or liens hereunder, except to the extent specifically stated in such written instrument.

24.    Successors and Assigns.  This Security Agreement is binding upon the Borrower, the Borrower’s successors and assigns, and shall inure to the benefit of the Secured Party, its successors and assigns.

25.    Section Headings.  The section headings in this instrument are inserted for convenience and shall not be considered a part of this Security Agreement or used in its interpretation.

26.    Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which shall, for all purposes, be deemed to be an original, and all of which are identical except that, to facilitate filing and recordation, in any particular counterpart portions of the Exhibits hereto which describe properties situated in counties other than the county in which such counterpart is to be recorded may have been omitted.  All counterparts shall together constitute but one and the same instrument.

27.    Special Filing as Financing Statement.  This Security Agreement shall be a Security Agreement and a Financing Statement and Borrower hereby grants to Secured Party, their successors and assigns, a security interest in all Collateral described herein and all proceeds from the sale, lease or other disposition of the Collateral or any part thereof, subject to the interests of the Senior Lenders.  This Agreement may be filed for record, among other places, in the real estate records of each county in which the Collateral, or any part thereof, is situated, and when filed in such counties shall be effective as a financing statement covering fixtures, minerals, timber or located on properties (and accounts arising therefrom).  This Security Agreement may also be filed as a Financing Statement in the office of the Secretary of State, as appropriate, in respect of those items of Collateral of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code as in effect in the appropriate jurisdiction with respect to each of the properties, rights and interests.

28.    Notices.  Any notice, request, demand or other instrument which may be required or permitted to be given or served upon the Borrower or the Secured Party shall be in writing and shall be validly given or sent by certified mail, return receipt requested; or by telegram, telex or express courier holding itself out as able to make delivery within 72 hours after receipt, or by hand-delivery receipted by the addressee, and addressed to the Borrower or Secured Party, as the case may be, at its address shown above, or to such different address as shall have been designated by written notice to the other party hereunder.  Notices shall be effective on the date mailed to the Borrower and on the date received by Secured Party.

29.    WAIVER OF JURY TRIAL.  IT IS MUTUALLY AGREED BY AND BETWEEN BORROWER AND SECURED PARTY THAT THE RESPECTIVE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT, THE PROMISSORY NOTE AND ALL OTHER INSTRUMENTS EXECUTED IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, the Borrower has executed or caused to be executed this Security Agreement.

BORROWER:	SECURED PARTY AND COLLATERAL AGENT
AEROGROW INTERNATIONAL INC.	[Placement Agent]
By: /s/ H. MacGregor Clarke	By: /s/ [Placement Agent]
H. MacGregor Clarke Chief Financial Officer

SCHEDULE 1

Attached to and made a part of Security Agreement
between
AeroGrow International Inc.,
as Borrower,
and
[Placement Agent]
as the Secured Party

Description of Collateral

           The Collateral consists of all of Borrower’s right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

           All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

           All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

           All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind,;

           All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

           All documents, cash, deposit accounts, securities (including shares of wholly or partially-owned subsidiaries), securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing.

           All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

           All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.